                           PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN EXEMPTION THEREUNDER.

$23,400,000                                         New York, New York
                                                       October 4, 1996


         FOR VALUE RECEIVED, the undersigned, DELTA FUNDING CORPORATION, a New York corporation (the "Company"), hereby unconditionally promises to pay to the order of the parties listed on Schedule A (each, a "Lender") or registered assigns (the "Holder"), the aggregate principal amount of Twenty-Three Million Dollars ($23,400,000), to be paid in the amounts indicated on Schedule A, together with interest, compounded as provided below, at a rate of 6.5% per annum on the principal amount hereof from time to time outstanding as provided below.

         1.       Payments; Prepayments.

                  (a) The Company shall pay the entire unpaid principal amount of this Note on September 30, 1998 (the "Maturity Date"), unless accelerated as provided herein.

                  (b) The Company may, at its option, at any time and from time to time, prepay, in whole or in part, the principal amount of this Note. Any such prepayment shall be applied to reduce payments of principal, in order of their maturity.

                  (c) If any payment or prepayment hereunder becomes due on a day that is not a business day, such payment or prepayment shall become due on the next succeeding business day.

         2. Principal. This Note is issued by the Company as a dividend declared in connection with the Company's termination of its status as a Subchapter S corporation. Of the principal amount of the Note, $12.4 million represents previously earned and undistributed S corporation earnings and $11 million represents the estimated taxes payable at the applicable statutory rate by the Existing Stockholders on the net estimated earnings of the Company for the period from January 1, 1996 through September 30, 1996. Unless prepaid prior to the Maturity Date, principal on this Note shall be payable semi-annually on the first day of September and March of each year (each, a "Payment Date"), in four equal installments of Four Million Six Hundred Eighty Thousand Dollars ($4,680,000), with a final principal payment of Four Million Six Hundred Eighty Thousand Dollars ($4,680,000) due on the Maturity Date.






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         3.       Interest Rate.

                  (a) This Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the outstanding principal hereof at the rate of 6.5% per annum compounded annually (the "Applicable Rate"), payable on each Payment Date of each year and on repayment of the principal amount of this Note until the principal amount of this Note together with any accrued interest is fully paid. Payments hereunder shall be applied first against accrued and unpaid interest and then against principal hereof. If the Company shall default in the payment of the principal of or interest on this Note when due and payable (whether upon a Payment Date, the Maturity Date or by acceleration hereof), the Company shall on demand, from time to time, pay interest on such defaulted amount from the time of such default until such defaulted amount is paid at a per annum rate equal to two percent over the Applicable Rate. Notwithstanding anything contained herein to the contrary, if at any time the rate of interest charged hereunder, together with all other charges provided for herein which are treated as interest under applicable law, shall exceed the maximum lawful rate which may be contracted for, charged or received by Lender in accordance with applicable law (the "Maximum Rate"), the rate of interest, if any, payable under this Note, together with all such other charges, shall be limited to the Maximum Rate.

         4. Form of Payments. All payments hereunder shall be made in lawful money of the United States of America at the address of each Lender set forth on Schedule A hereto, or at such other place or places as each Lender may designate by notice to the Company.

         5. Waivers. The Company hereby waives diligence, presentment, demand, protest and notice of any kind. The non-exercise by Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         6. Subordination. If requested by the holders of any Bank Indebtedness (as hereinafter defined), the payment of the principal of and interest on this Note shall be subordinated in right of payment to such Bank Indebtedness and each Lender, if requested by the holders of such Bank Indebtedness, agrees to enter into an appropriate subordination agreement acceptable to the holders of such Bank Indebtedness. As used herein, "Bank Indebtedness" shall mean all indebtedness of the Company and its subsidiaries for money borrowed (including principal, interest, premium, if any, and fees, if any)

from banks or other financial institutions, whether outstanding on the date hereof or hereinafter incurred, as the same may be extended, modified or renewed.

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         7.       Events of Default. In the case of the happening of any
of the following events (each called an "Event of Default"):

                  (a) The Company shall default in the payment of the principal or interest of this Note, as and when due and payable, whether upon a Payment Date, the Maturity Date or by acceleration hereof or otherwise;

                  (b) The Company shall (A) become insolvent or admit in writing its inability to pay its debts as they mature, (B) apply for, consent to, or acquiesce in the appointment of a receiver, trustee, liquidator or similar official for itself or any of its assets, (C) make a general assignment for the benefit of creditors,
(D) be adjudicated as bankrupt or insolvent, (E) voluntarily commence a proceeding or file a petition under any law relating to bankruptcy, insolvency, the relief of debtors or the liquidation or adjustment of indebtedness or (F) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (c) below; or

                  (c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed under any law relating to bankruptcy, insolvency, the relief of debtors or the liquidation or adjustment of indebtedness, against the Company, or the assets of the Company, and such proceeding or petition shall not be dismissed within thirty (30) days;

then, and in every such event, and at any time thereafter during the continuance of such event, the Lenders may, by written notice to the Company, declare this Note to be (provided, however, that in the case of an event described in paragraph (b) or (c) above, this Note shall automatically become) immediately due and payable, whereupon this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. In addition, upon the occurrence of an Event of Default, the Lenders may exercise any or all rights, powers and remedies available to the Lenders at law or in equity or by statute or otherwise for the protection and enforcement of the rights of Lender.


         8. Costs. The Company shall pay to Lenders, on demand, all costs and expenses incurred to collect any indebtedness evidenced hereby, including, without limitation, reasonable attorneys fees, whether suit be brought or not.

         9. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either

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of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

         10.      GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED,
INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT
REFERENCE TO THE CHOICE OF LAW PROVISIONS OF NEW YORK LAW).

         11. Titles. The titles, captions or headings of the paragraphs herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

         12.      Miscellaneous.

                  (a) If this Note is mutilated, lost, stolen or destroyed, the Company may issue a new Note of like form and maturity to the Holder hereof upon presentment and surrender of the mutilated Note, in the case of mutilation, and upon receipt of evidence of loss, theft or destruction in all other cases, cash in form satisfactory to the Company.

                  (b) In any case where the date of maturity of interest on or principal of this Note shall not be a business day, then in each such case such date shall be changed to the next succeeding business day.

                  (c) All agreements of the Company in this Note shall bind its successor.

                                                    DELTA FUNDING CORPORATION




                                                    By: /s/ Hugh I. Miller
                                                        ________________________
                                                        Name:   Hugh I. Miller
                                                        Title:  President

(Corporate Seal)

ATTEST:



By: /s/ Irwin Fein
    ________________________
    Name:   Irwin Fein
    Title:  Secretary

                     SCHEDULE A TO PROMISSORY NOTE


         Lender                                              Principal Amount
         ______                                              ________________

         Sidney A. Miller                                     $11,730,420.00

         Hugh I. Miller                                       $ 3,276,000.00

         Sidney A. Miller Grantor
           Retained Annuity Trust                             $ 3,999,060.00

         Rona V. Miller Grantor
           Retained Annuity Trust                             $ 4,394,520.00